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                                                                   EXHIBIT 99.J2


McCudy & Associates CPA's, Inc.
Certified Public Accountants
27955 Clemens Road
Westlake, Ohio 44145-1121

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to all references made to us in this Post-Effective Amendment No. 9 to Kinetics Mutual Funds Inc.'s Registration Statement (File No. 811-09303) on Form N-1A.

/s/ McCurdy & Associates CPA's, Inc.

McCurdy & Associates CPA's, Inc.
Westlake, Ohio
April 30, 2001